Exhibit 99.1


SANTA FE, N.M.--(BUSINESS WIRE)--CytoDyn, Inc. (Pink Sheets:CYDY - News) has agreed to provide an additional $204,000 for the current clinical trial of Cytolin(R), the Company's novel immune therapy for treating HIV/AIDS. This will enable the Principal Investigator to hire additional personnel in order to ensure that key data from the study will be available by December 31, 2010. For details about the clinical trial visit http://clinicaltrials.gov. and enter Cytolin as a search term.